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                                                                Exhibit 10.1


                              COMMUNITY FIRST, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

TO:

         We are pleased to notify you that you have been granted an option ("Option") to purchase _________ shares of the common stock no par value ("Common Stock") of Community First, Inc. (the "Company") at a price of $______ per share, the Fair Market Value of the Common Stock, under the Company's 2005 Stock Incentive Plan (the "Plan") by the Board of Directors (the "Board of Directors" or "Board") of the Company or a Committee of the Board (the "Committee") administering the Plan, as the case may be. This Option may thereafter be exercised only upon the terms and conditions set forth below.

         1.       PURPOSE OF PLAN

         The purpose of the Plan under which this Option has been granted is to enable the Company to attract, retain and reward key employees of and consultants to the Company and its direct and indirect subsidiaries (each a "Subsidiary", and, collectively, "Subsidiaries") and directors who are not also employees of the Company, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants, and directors (collectively "Participants") performance-based stock incentive and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

         2.       PLAN CONTROLS

         This Option is granted pursuant to the terms of the Plan and is subject to all of the terms and conditions of the Plan, which is incorporated herein by reference. The Compensation Committee has authority to interpret this Option and its interpretation shall be binding. If any of the provisions of this Option conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.

         3.       ACCEPTANCE OF OPTION AGREEMENT

         Your execution of this option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the Option. Your obligation to purchase shares can arise only upon your exercise of the Option in the manner set forth in Section 5 hereof.

         4.       WHEN OPTION MAY BE EXERCISED

         This option may be exercised in cumulative annual installments of ____% of the total number of shares purchasable by you hereunder, the first such installment being exercisable on _____, _______ (or one year from the date of the grant) and subsequent additional installments of ____% of such shares being exercisable on each anniversary of the _______ succeeding years



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thereafter. This Option expires 10 years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in Sections 6, 7, and 8 hereof.

         5.       HOW OPTION MAY BE EXERCISED.

         This Option is exercisable by giving written notice to the Company at its executive offices, signifying your election to exercise the Option. The notice must state the number of shares of Common Stock as to which the Option is being exercised, must contain a statement by you (in a form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a registration statement covering the shares purchasable been declared effective by the Securities and Exchange Commission) and must be accompanied by check payable to the order of the Company for the full purchase price of the shares being purchased and such amount, if any, as may be required for income tax withholding. No shares shall be issued until full payment therefor has been made and your income tax withholding obligations satisfied.

         If notice of the exercise of this Option is given by a person or persons other than you, the Company will require the submission to the Company of appropriate proof of the right of such person or persons to exercise this Option.

         Certificates for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this Option, shall have none of the rights of a shareholder with respect to shares subject to this Option.

         6.       TERMINATION OF SERVICE AS A DIRECTOR

         If your service as a director of the Company is terminated for any reason other than as a result of your death, you may exercise that portion of this Option which was exercisable by you at the date of termination at any time within ninety (90) days of the date of such termination; provided, however, such exercise occurs within 10 years of the date this Option was granted to you.

         7.       DEATH

         If you die while serving as a director of the Company, that portion of this Option which was exercisable by you at the date of your death may be exercised by the legal representative of your estate or the legatee or legatees under your will within 12 months from the date of your death, but in no event after 10 years from the date this Option was granted to you.




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         8.      NON-TRANSFERABILITY OF OPTION

         This Option shall not be assignable or transferable without the prior written consent of the Committee except (a) to a member of your Immediate Family or a trust for the benefit of you or a member of your Immediate Family or (b) by will or the laws of descent and distribution.

         9.      NON-QUALIFIED STOCK OPTION

         This Option is not intended to be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

         10.     ADJUSTMENTS

         The number of shares of Common Stock subject to this Option and the price per share of such shares may be adjusted by the Board of Directors from time to time pursuant to the Plan.

         11.     MODIFICATION

         This Option may be amended by the Committee, or the Board, as the case may be (subject to certain limitations as set forth in the Plan), prospectively or retroactively and in whole or in part, except that no such action may impair your rights with respect to this Option without your consent.

         12.     MEANING OF CAPITALIZED TERMS

         Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

         13.     WHEN OPTION BECOMES EFFECTIVE

         This Option shall not become effective unless a copy of this option agreement has been signed by you and returned to the Company at the following
Address:

                              Community First, Inc.
                         501 South James Campbell Blvd.
                               Columbia TN 38401
                              Attn: Diane Scroggins



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                                          Sincerely yours,

                                          COMMUNITY FIRST, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


Agreed to and accepted this

_____day of________, ______


---------------------------

Name:
     ----------------------






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